EMPLOYMENT AGREEMENT
                      --------------------

      This Agreement is made and entered into as of August 23, 1999, by and between INTERGRAPH CORPORATION (the "Company") and JOHN W. WILHOITE (the "Employee").

                           RECITALS:
                           ---------
      The Company desires to continue to employ the Employee as Executive Vice President and Chief Financial Officer of the
Company and the Employee desires to continue employment in such capacity all on the terms set forth herein.

                           AGREEMENT:
                           ----------
      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company agrees with Employee, and Employee agrees with Company, as follows:

     1.   Definitions.

          1.1 "Cause" means (i) conduct amounting to fraud, embezzlement or misappropriation; (ii) the material breach by the Employee of this Agreement; or (iii) engaging in activities prohibited hereunder.


     2.  Terms of Employment; Duties.

          2.1 The Company employs the Employee as Executive Vice President and Chief Financial Officer of the Company and the Employee accepts such employment in those capacities subject to the terms and conditions hereof. In such position, Employee shall (i) continue to perform substantially the functions and operate with the authority as his current functions and authority with the Company, reporting directly to the Chief Executive Officer of the Company; and (ii) have such managerial and executive duties and responsibilities with respect to the business of the Company as the Company shall determine from time to time, consistent with clause (i) of this Section 2.1 and with his current position and current authority.

          2.2 Throughout his employment hereunder, the Employee shall devote sufficient time, energy and skill to perform the duties of his employment (vacations, reasonable personal time off, and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall use his best efforts to follow and implement all management policies and decisions of the Company.

          2.3 This agreement is being consummated subsequent to a decision within Intergraph to significantly verticalize the organization. This verticalization will significantly change the reporting structure in the Company, including the reporting structure to the CFO. Much of the current financial and administrative manpower will be allocated to the vertical units, however the requirement to maintain overall financial control and reporting will remain with the CFO. During this transition, the CFO may be required to not only act as Intergraph's CFO, but also act in the lead capacity for financial and adminstrative control in one or more of the vertical units.


     3.        Compensation.

          3.1 For his services hereunder, the Company shall pay to Employee an annual salary at the rate, effective the date of this Agreement, of one hundred eighty-two thousand dollars ($182,000), with appropriate merit and cost of living increases annually thereafter. Such salary shall be paid in accordance with the payroll payment practices of the Company from time to time and shall be subject to such deductions and withholdings as are required by law or as may be permitted by the terms of this Agreement or by Employee's written consent.

          3.2 Employee shall be entitled to paid vacation during each twelve (12) month period during the term of this Agreement in accordance with Company policy, plus all Company holidays and personal time consistent with Employee's position.

          3.3 The Employee shall be entitled to Company-paid health insurance under the Company's health insurance plan and all other standard employee benefits offered from time to time by the Company, and to stock options under the Company's stock option plans as determined by the Administrative Committee of such plans.

          3.4 The Employee shall not be entitled to receive any compensation in addition to that set forth in this Section 3 for any services provided by him in any capacity to the Company unless agreed to by the Company.

     4.        Term and Termination of this Agreement.

          4.1 The term of this Agreement shall commence as of the date hereof and shall end on August 12, 2002, with annual renewals thereafter as mutually agreed by Employee and the Company. No later than ninety (90) days prior to the end of the initial term hereof, the Company shall notify the Employee as to its intent to renew this Agreement at the end of the term.

          4.2 This Agreement and Employee's employment hereunder may be terminated (a) by the Employee upon not less than thirty (30)
days  notice;  (b)  by mutual agreement of the Employee  and  the
Company;  (c) by the Company immediately for Cause;  (d)  by  the
Company  without Cause upon not less than sixty (60) days notice;
(e)   upon  the  death  of  Employee;  or  (f)  by  the  Employee
immediately  upon breach of this Agreement by the Company.   This
Agreement   shall,   at  the  option  of  Employee,   be   deemed
automatically terminated by the Company without cause pursuant to
Section 4.2(d), upon written notice to the Company by Employee of the  exercise of such option by Employee, (a) in the event of the merger  or  consolidation of the Company with or into  any  other entity or entities other than any merger or consolidation of  the
Company effected solely for the purpose of changing the corporate domicile  of  the Company; (b) in the event that  any  person  or entity, acting directly or indirectly, shall acquire in a  single transaction or a series of related transactions, more than  fifty percent  (50%)  of the outstanding capital stock of  the  Company other  than  any  temporary  acquisition  by  an  underwriter  or investment  banking  organization in  connection  with  a  public offering of capital stock by the Company; (c) in the event of the sale  or  other disposition of substantially all of the operating assets  of  the  Company; (d) in the event of any other  material recapitalization, reorganization, restructuring, refinancing,  or change  of  ownership  of the Company, not  contemplated  by  the provisions  of  clauses (a) through (c) above if any  such  other recapitalization, reorganization, restructuring, refinancing,  or change  of  ownership will result in a change of  control  of  at least fifty percent (50%) of the outstanding voting stock of  the entity  controlling  the  business  of  the  Company  after  such transaction;  (e) in the event Employee's position is  eliminated
or   his  current  level  of  responsibility  and  authority   is
materially     reduced,    whether    through     reorganization,
verticalization, or similar changes or for any other reason, and whether such change is initiated by the Management Committee, by the CEO, or by the Board of Directors; (f) in the event the Management Committee by majority vote determines to reduce the salary or benefits of Employee or to eliminate his position or reduce the responsibility and authority of Employee as described in (e) above, whether or not such vote is accepted by the CEO or by the Board of Directors. Employee must exercise his option to have this Agreement deemed automatically terminated by the Company without Cause within thirty (30) days after the date on which Employee is notified of such event or the date such event occurs, at the discretion of the Employee.

          4.3       Upon the termination of this Agreement and Employee's
employment   hereunder,  the  Company  shall  have   no   further
obligation   to  the  Employee  or  his  personal  representative
hereunder except for payment of salary earned through the effective date of termination, plus in the case of termination pursuant to Section 4.2(d) or 4.2(f), the payments and benefits required by Section 5 below.

          4.4 Upon the termination of this Agreement and the Employee's employment hereunder, the Company will fully and forever release and discharge the Employee from any claims, damages, and causes of action they may have against him and covenant not to sue or otherwise institute a cause of action or in any way participate in legal or administrative proceedings against the Employee, except as may be required by law, including any and all liabilities, claims, demands, contracts, debts, obligations, and causes of action of every nature, kind, and description, in law, equity, or otherwise, whether or not now known or ascertained, which heretofore do or may exist. Nothing herein will release the Company from their obligation to indemnify the Employee for any actions taken or not taken in his capacities as an Officer of the Company and an officer and/or Director of the Company's subsidiary companies in accordance with Alabama law and Company policy.

     5. Termination Payment. In the event this Agreement and Employee's employment hereunder is terminated pursuant to Section 4.2(d) or 4.2(f), the Company shall pay to Employee, in addition to salary earned through the termination date as described in
Section 4.3, an amount equal to fifty-two (52) times the then-current weekly compensation of the Employee, payable, at the option of the Employee, in twelve (12) monthly installments or in a lump sum, and any other financial obligations owed to the Employee upon involuntary separation under Company sponsored benefit plans or programs, including ERISA plans, in existence at the time of separation, and will fully vest all then unvested stock options of the Employee. In addition, the Company shall continue to provide the Employee and his dependents Company-paid health insurance and all other employee benefits for fifty-two
(52) weeks from the date of separation.

     6. Notice. All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed, by United States certified or registered mail, prepaid or if sent by overnight courier such as Federal Express postage prepaid to the party to which the same is directed at the following addresses (or at such addresses as shall be given in writing by the parties to one another):

If to Company:

     Intergraph Corp.
     Attn:  James W. Meadlock, Chief Executive Officer
     Huntsville, Alabama  35894

If to Employee:

     Mr. John W. Wilhoite
     7707 Foxfire Drive
     Huntsville, AL  35802


Notices   delivered  in  person  or  sent  by  cable,   telegram,
telecopier or telex or by prepaid overnight carrier shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

     7.        Miscellaneous.

          7.1 This Agreement may be assigned by the Company only with the consent of the Employee (and shall inure to the benefit of any  such assignee) in connection with any transfer of assets  or capital  stock  of  the Company (including any such  transfer  by merger,  consolidation, operation of law or otherwise); provided, that  as  a  condition  to  any such  assignment  (including  any
assignment   by  merger,  consolidation,  transfer   of   assets,
operation  of  law  or otherwise) the Company shall  require  the assignee,  by  agreement  in form and substance  satisfactory  to
Employee,  to  expressly assume the obligations  of  the  Company
hereunder.   Except as set forth above, none of  the  undersigned
parties shall have the right to assign this Agreement, or any interest under this Agreement (whether by operation of law or otherwise), without the prior written consent of the other party, which consent shall not be unreasonably withheld. The waiver by either party of any breach of this Agreement by the other party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

          7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

          7.3 This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof. This
Agreement may not be modified in any way unless by written instrument signed by all of the parties hereto.

          7.4       The invalidity of any one or more of the words,
phrases,  sentences,  clauses  or  sections  contained  in   this
Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, or clauses contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

          7.5 The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

          7.6 The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.7 Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

      The parties have executed this Agreement as of the day and date first above written.


                                   EMPLOYEE: /s/ John W. Wilhoite
                                            ---------------------
                                                 John W. Wilhoite


                                   COMPANY:

                                   INTERGRAPH CORPORATION

                                   By:      /s/ James W. Meadlock
                                           ----------------------
                                                James W. Meadlock
                                            Chief Executive Officer